Exhibit 99.1

Contact:           Frank Perez
Chief Financial Officer
615-599-2274

TENNESSEE COMMERCE BANCORP REPORTS
$1.2 MILLION IN THIRD QUARTER INCOME

FRANKLIN, Tenn. – (October 19, 2009) – Tennessee Commerce Bancorp, Inc. (NASDAQ:TNCC) today reported financial results for the third quarter ended September 30, 2009.  The Company reported net income available to common shareholders of $1.2 million, or $0.25 per diluted share, for the third quarter of 2009, compared with net income of $1.9 million, or $0.39 per diluted share, for the third quarter of 2008.

“Tennessee Commerce’s $1.2 million in third quarter net income was the result of progress we made in reducing our provision for loan losses and strengthening our key drivers of profitability since the first half of this year,” stated Mike Sapp, President of Tennessee Commerce Bancorp.  “We reported solid growth in our net margin compared with the linked second quarter of 2009, as well as improvement in loan sales.  We also strengthened our allowance for loan losses as part of our strategy to protect our capital base.  We expect these factors will contribute to continued net income growth in the fourth quarter.

“Our third quarter’s profitability was due to gain on loan sales, margin improvement and a continuing reduction in loan losses.  Our net interest income rose 23.2% to $11.4 million in the third quarter due to continued growth in loans and solid improvement in our net interest margin,” continued Mr. Sapp.  “Net loans rose 15.7% to a record $1.1 billion.  The net interest margin improved 15 basis points to 3.61% compared with 3.46% in the third quarter of last year.  We anticipate our continued focus on loan yields and managing costs will result in additional margin improvement.”

Third Quarter Highlights

•	Net loans increased 15.7%, from the third quarter of 2008, to $1.1 billion
•	Allowance for loan losses was strengthened to 1.70% of total loans
•	Total deposits increased 21.6%, from the third quarter of 2008, to $1.2 billion
•	Operating efficiency ratio improved to 39.28%, one of the best in the industry
•	Net interest income increased 23.2%, from the third quarter of 2008 to $11.4 million
•	Net interest margin improved to 3.61%
•	Total risk-based capital was 10.68% and Tier 1 capital was 9.43% for the bank

“This was our third consecutive quarterly increase in our net interest margin,” stated CFO Frank Perez.  “This reflects our focus on improving loan pricing.  We also made significant progress in reducing our non-core funding sources to improve our funding costs.  These steps contributed to our 118 basis point reduction in deposit costs since the third quarter of 2008 and 30 basis point improvement from the linked second quarter of 2009.”

Provision for loan losses was $5.3 million in the third quarter of 2009 and was down substantially from $13.1 million reported in the linked second quarter of 2009.   The decrease in the provision for loan losses benefited from a 53.2% drop in charge offs to $4.5 million in the third quarter of 2009 compared with $9.6 million in the linked second quarter of 2009.  At the end of the third quarter, the allowance for loan losses was strengthened to $19.7 million, or 1.70% of loans, up from $18.9 million, or 1.65% in the linked second quarter of 2009.  The provision for loan losses was $1.9 million and the allowance for loan losses was $12.2 million, or 1.22% of loans, in the year prior period.

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

“Our provision for loan losses is down significantly from earlier this year due to our aggressive stance on managing problem loans,” noted Mr. Sapp.  “We also experienced a reduction in past due loans, including those 30 days past due, 31-89 days past due and 90+ days past due.  Nashville continues to outperform other markets, including a much stronger real estate market, that is reflected in the reduction of our past due loans and OREO over the past quarter.

“Our total non-performing assets were up less than 1% from the linked second quarter of 2009, primarily due to a significant reduction in OREO, offset partially by an increase in nonaccrual loans.  We remain diligent in reducing our non-performing loans, foreclosed real estate and repossessed assets to improve our credit quality, minimize losses and protect our capital base,” continued Mr. Sapp.

Total non-performing loans were $30.2 million in the third quarter of 2009 compared with $25.6 million in the linked second quarter of 2009. After the close of the third quarter, we reduced non-performing assets by an additional $2.75 million. Other real estate owned and repossessed assets were $1.3 million and $22.1 million respectively in the third quarter of 2009.  In the third quarter of 2008, non-performing loans totaled $14.2 million and other real estate owned and repossessed assets were $1.1 million and $11.1 million, respectively.  The transportation sector of our loan portfolio continues to lag due to economic conditions.

Non-interest income rose to $1.4 million in the third quarter of 2009 compared with $98,000 in the third quarter of last year.  The growth in non-interest income benefited from an increase in gains on security sales, sales of loan pools and other income.  Security gains rose to $532,000 in the third quarter of 2009 compared with a loss of $97,000 on security sales in the third quarter of 2008.  Sales of loan pools generated $340,000 in the third quarter of 2009, including a $218,000 loss on sale of loans due to fee reversals on buy-backs of small ticket loan pools.  This compares with a $1,000 net gain on loan sales in the third quarter of 2008.  Other income rose to $440,000 and included a $203,000 gain on sales of repossessed assets in the transportation sector.

Non-interest expenses rose 12.9% to $5.0 million compared with $4.4 million in the third quarter of 2008.  The increase was due to an increase in FDIC insurance premiums and a special FDIC assessment combined with higher costs related to loan portfolio management and additional staffing expense.  The cost for FDIC insurance and special assessment increased to $717,000 in the third quarter of 2009 compared with $170,000 in the third quarter of 2008.  Costs associated with other real estate owned, repossessed assets and increased collection efforts were included in other non-interest expenses and rose to $478,000 in the third quarter of 2009 compared with $249,000 in the third quarter of 2008.

Total risk-based capital was 10.59% for the holding company and 10.68% for the bank compared with regulatory requirements of 10.0% for a well-capitalized bank and minimum regulatory requirements of 8.0%.  Tier 1 capital was 9.34% for the holding company and 9.43% for the bank, both well above the requirement of 6.0% for a well-capitalized bank and minimum regulatory requirements of 4.0%.

 “We slowed our loan growth in the third quarter as we maintained our focus on loan quality and preserving our strong capital base,” continued Mr. Sapp.  “We believe it is very important to maintain our capital ratios well above those required by the bank’s regulators as a buffer to the continued weakness in the economy.  Based on our current capital ratios, we expect to moderate our fourth quarter’s loan growth as well.

“We filed an S-3 with the Securities and Exchange Commission and our shareholders approved an increase in our authorized shares in July.  We believe these steps will put us in better position to take advantage of market opportunities to further strengthen our capital base in the future,” concluded Mr. Sapp.

Tennessee Commerce’s efficiency ratio was 39.28% in the third quarter of 2009 which is one of the best efficiency ratios in the industry and its asset-to-employee ratio of $15.3 million is almost four times higher than the average for other Tennessee banks.

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

Nine Months Results

For the first nine months of 2009, Tennessee Commerce reported a net loss available to common shareholders of $8.4 million compared with net income of $5.1 million for the first nine months of 2008.  Net loss per diluted share was $1.77 compared with net income per diluted share of $1.05 in the first nine months of 2008.  The 2009 year-to-date loss was primarily due to higher charge offs in the first half of 2009 combined with significant additions to the allowance for loan losses.

Net interest income rose 26.2% to $31.7 million, up from $25.1 million in the first nine months of 2008 based on a 23.2% increase in average earnings assets to $1.2 billion.  Net interest margin was 3.49% for the 2009 period compared with 3.40% for the same period in 2008.

Provision for loan losses was $26.9 million for the first nine months of 2009 compared with $5.8 million for the same period in 2008.

Non interest loss for the first nine months of 2009 was $181,000 compared with non interest income of $1.4 million in the first nine months of 2008.  The 2009 non interest loss was due primarily to losses on loan sales and repossessed assets in the first half of the year.

Non-interest expenses rose to $16.3 million in the first nine months of 2009 compared with $12.4 million in the first nine months of 2008. The increase was due primarily to higher costs associated with other real estate owned, repossessed assets and increased collection efforts.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee, and it has loan production offices in Atlanta, Birmingham and Minneapolis.  Tennessee Commerce Bancorp's stock is traded on the NASDAQ Global Market under the symbol TNCC.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Tennessee Commerce Bancorp's operating results, performance or financial condition are competition, changes in interest rates, the demand for its products and services, the ability to expand, and numerous other factors as set forth in the Corporation's filings with the Securities and Exchange Commission.

Additional information concerning Tennessee Commerce can be accessed at www.tncommercebank.com.

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

TENNESSEE COMMERCE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

(Dollars in thousands except share data)	2009	2008
ASSETS
Cash and due from financial institutions	$17,038	$5,260
Federal funds sold	8,660	35,538
Cash and cash equivalents	25,698	40,798

Securities available for sale	86,000	101,290

Loans	1,159,705	1,036,725
Allowance for loan losses	(19,690)	(13,454)
Net loans	1,140,015	1,023,271

Premises and equipment, net	2,057	2,330
Accrued interest receivable	8,799	8,115
Restricted equity securities	2,169	1,685
Income tax receivable	2,037	4,430
Other assets	68,976	36,165

Total assets	$1,335,751	$1,218,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$25,714	$24,217
Interest-bearing	1,176,571	1,044,926
Total deposits	1,202,285	1,069,143

FHLB advances	—	—
Federal funds purchased	—	—
Accrued interest payable	2,537	3,315
Accrued dividend payable	188	—
Short-term borrowings	10,000	10,000
Accrued bonuses	52	917
Deferred tax liability	3,190	8,695
Other liabilities	1,549	1,069
Long-term subordinated debt	23,198	23,198
Total liabilities	1,242,999	1,116,337
Shareholders’ equity
Preferred stock, 1,000,000 shares authorized; 30,000 shares of $0.50 par value Fixed Rate Cumulative Perpetual, Series A issued and outstanding at September 30, 2009 and December 31, 2008, respectively	15,000	15,000
Common stock, $0.50 par value; 20,000,000 shares authorized at September 30, 2009 and 10,000,000 shares authorized at December 31, 2008; 4,742,944 and 4,731,696 shares issued and outstanding at September, 2009 and December 31, 2008, respectively	2,371	2,366
Common stock warrants	453	453
Additional paid-in capital	60,321	59,946
Retained earnings	14,780	23,180
Accumulated other comprehensive income	(153)	802
Total shareholders’ equity	92,772	101,747

Total liabilities and shareholders’ equity	$1,335,771	$1,218,084

(1) The balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to consolidated financial statements.

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

TENNESSEE COMMERCE BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
(Dollars in thousands, except share data)	2009	2008	2009	2008
Interest income
Loans, including fees	$55,904	$52,125	$19,334	$18,528
Securities	4,089	3,398	1,301	1,221
Federal funds sold	12	148	7	7
Total interest income	60,005	55,671	20,642	19,756

Interest expense
Deposits	26,807	29,340	8,724	9,902
Other	1,483	1,199	494	580
Total interest expense	28,290	30,539	9,218	10,482

Net interest income	31,715	25,132	11,424	9,274

Provision for loan losses	26,889	5,790	5,250	1,850

Net interest income after provision for loan losses	4,826	19,342	6,174	7,424

Non-interest income
Service charges on deposit accounts	132	89	41	40
Securities gains (losses)	870	(67)	532	(97)
Gain on sale of loans	(649)	1,419	340	1
Other	(534)	(13)	440	154
Total non-interest income	$(181)	1,428	1,353	98

Non-interest expense
Salaries and employee benefits	7,428	6,151	2,088	2,058
Occupancy and equipment	1,186	1,037	394	315
Data processing fees	1,148	910	449	376
Professional fees	1,393	1,531	405	627
Other	5,182	2,811	1,683	1,070
Total non-interest expense	16,337	12,440	5,019	4,446

Income before income taxes	(11,692)	8,330	2,508	3,076

Income tax expense	(4,463)	$3,223	972	$1,190
Net income	(7,229)	5,107	1,536	1,886
CPP Preferred dividends	(1,171)	—	(375)	—

Net income available to common shareholders	$(8,400)	$5,107	$1,161	$1,886

Earnings per share (EPS):
Basic EPS	$(1.77)	$1.08	$0.25	$0.40
Diluted EPS	(1.77)	1.05	0.25	0.39

Weighted average shares outstanding:
Basic	4,733,882	4,731,039	4,736,823	4,731,696
Diluted	4,733,882	4,878,150	4,736,823	4,851,831

See accompanying notes to consolidated financial statements.

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

Tennessee Commerce Bancorp, Inc
Financial Highlights

(Dollars in thousands except ratios and share data)

	2009	2008	% Change
For the Quarter Ending 9/30
Earnings:
Net Interest Income	$11,424	$9,274	23.18%
Non-Interest Income	1,353	98	1280.61%
Provision for Loan Losses	5,250	1,850	183.78%
Operating Expense	5,019	4,446	12.89%
Operating Income	2,508	3,076	-18.47%
Applicable Tax	972	1,190	-18.32%
Net Income	1,536	1,886	-18.56%
Preferred Dividends	375	-	100.00%
Net Income Available to Common Shareholders	$1,161	$1,886	-38.44%

At September 30
Total Assets	$1,335,751	$1,106,058	20.77%
Net Loans	1,140,015	985,648	15.66%
Earning Assets	1,234,675	1,062,299	16.23%
Allowance for Loan Losses	19,690	12,191	61.51%
Deposits	1,202,285	988,664	21.61%
Shareholders' Equity	$92,772	$67,352	37.74%

Total Shares Outstanding	4,742,944	4,731,696	0.24%

Significant Ratios - 3rd Quarter
Net Interest Margin	3.61%	3.46%	4.34%
Return on Average Assets	0.34%	0.68%	-49.60%
Return on Average Common Equity	7.46%	11.35%	-34.30%
Efficiency Ratio	39.28%	47.44%	-17.20%
Loan Loss Reserve/Loans	1.70%	1.22%	38.97%
Capital/Assets	6.95%	6.09%	14.06%
Basic Earnings per Share - YTD	$0.25	$0.40	-37.50%
Diluted Earnings per Share - YTD	$0.25	$0.39	-35.90%

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

TENNESSEE COMMERCE BANCORP, INC.
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS
(UNAUDITED)

	Three Months Ended September 30,			Three Months Ended September 30,
	2009			2008
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS

Interest earning assets
Securities (taxable) (1)	$101,978	$1,301	4.96%	$87,356	$1,221	5.47%
Loans (2) (3)	1,139,510	19,334	6.73%	975,487	18,528	7.56%
Federal funds sold	10,707	7	0.26%	1,553	7	1.79%
Total interest earning assets	1,252,195	20,642	6.53%	1,064,396	19,756	7.37%

Non-interest earning assets
Cash and due from banks	9,495			3,936
Net fixed assets and equipment	2,118			2,358
Accrued interest and other assets	79,468			32,041

Total assets	$1,343,276			$1,102,731

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest bearing liabilities
Deposits (other than demand)	$1,184,337	$8,724	2.92%	$961,777	$9,902	4.10%
Federal funds purchased	1,401	8	2.27%	15,377	115	2.98%
Subordinated debt	33,198	486	5.81%	32,736	465	5.65%
Total interest bearing liabilities	1,218,936	9,218	3.00%	1,009,890	10,482	4.13%

Non-interest bearing liabilities
Non-interest bearing demand deposits	25,383			23,328
Other liabilities	7,606			3,428
Shareholders’ equity	91,351			66,085

Total liabilities and shareholders’ equity	$1,343,276			$1,102,731

Net Interest Spread	3.53%			3.24%

Net Interest Margin	3.61%			3.46%

(1) Unrealized gain (loss) of $(1,997) and $(1,399) is excluded from yield calculation for the nine months ended September 30, 2009 and 2008, respectively.
(2) Non-accrual loans are included in average loan balances and loan fees of $3,951 and $3,698 are included in interest income for the three months ended September 30, 2009 and 2008, respectively.
(3) Loans are presented net of allowance for loan loss

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

TENNESSEE COMMERCE BANCORP, INC.
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS
(UNAUDITED)

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2009			2008
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS

Interest earning assets
Securities (taxable) (1)	$104,123	$4,089	5.21%	$81,985	$3,398	5.53%
Loans (2) (3)	1,103,463	55,904	6.77%	896,241	52,125	7.77%
Federal funds sold	7,434	12	0.22%	7,854	148	2.52%
Total interest earning assets	1,215,020	60,005	6.60%	986,080	55,671	7.54%

Non-interest earning assets
Cash and due from banks	8,905			3,612
Net fixed assets and equipment	2,205			1,760
Accrued interest and other assets	68,587			28,826

Total assets	$1,294,717			$1,020,278

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest bearing liabilities
Deposits (other than demand)	$1,118,552	$26,807	3.20%	$895,780	$29,340	4.38%
Federal funds purchased	16,596	75	0.60%	9,204	206	2.99%
Subordinated debt	33,198	1,408	5.67%	22,605	993	5.87%
Total interest bearing liabilities	1,168,346	28,290	3.24%	927,589	30,539	4.40%

Non-interest bearing liabilities
Non-interest bearing demand deposits	23,855			23,870
Other liabilities	6,873			3,749
Shareholders’ equity	95,643			65,070

Total liabilities and shareholders’ equity	$1,294,717			$1,020,278

Net Interest Spread	3.36%			3.14%

Net Interest Margin	3.49%			3.40%

(1) Unrealized gain (loss) of $(843) and $(31) is excluded from yield calculation for the nine months ended September 30, 2009 and 2008, respectively.
(2) Non-accrual loans are included in average loan balances and loan fees of $3,951 and $3,698 are included in interest income for the three months ended September 30, 2009 and 2008, respectively.
(3) Loans are presented net of allowance for loan loss

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

TENNESSEE COMMERCE BANCORP, INC.
LOAN DATA

(amounts in thousands)
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
LOAN BALANCES BY TYPE:
Commercial and Industrial	$637,016	$639,287	$635,943	$589,518	$580,501
Consumer	3,421	3,827	3,628	3,572	3,479
Real Estate:
Construction	206,512	216,208	202,034	181,638	165,511
1-4 Family	40,033	37,988	38,257	37,822	38,128
Other	198,653	175,510	172,771	171,150	162,283
Total Real Estate	445,198	429,706	413,062	390,610	365,922
Other	74,070	74,299	51,309	53,025	47,937
Total	$1,159,705	$1,147,119	$1,103,942	$1,036,725	$997,839

ASSET QUALITY DATA:
Nonaccrual Loans	$28,854	$23,332	$24,342	$11,603	$9,834
Loans 90+ Days Past Due	1,332	2,240	9,605	18,788	4,398
Total Non-Performing Loans	30,186	25,572	33,947	30,391	14,232
Other Real Estate Owned	1,254	5,635	5,045	5,764	1,126
Total Non-Performing Assets	$31,440	$31,207	$38,992	$36,155	$15,358

Non-Performing Loans to Total Loans	2.6%	2.2%	3.1%	2.9%	1.4%
Non-Performing Assets to Total Loans and OREO	2.7%	2.7%	3.5%	3.5%	1.5%
Allowance for Loan Losses to Non-Performing Loans	65.2%	74.1%	45.4%	44.3%	85.7%
Allowance for Loan Losses to Total Loans	1.7%	1.7%	1.4%	1.3%	1.2%
Loans 30+ Days Past Due to Total Loans	3.0%	3.3%	4.9%	4.5%	3.0%
(loans not included in non-performing loans)
Net Chargeoffs to Average Gross Loans	0.4%	0.9%	0.6%	0.2%	0.1%

NET CHARGEOFFS FOR QUARTER	$4,498	$9,611	$6,544	$2,058	$1,179

Transportation & Other Equipment :
Nonaccrual Loans (included above)	$10,486	$2,850	$7,838	$6,952	$5,875
Loans 90+ Days Past Due (included above)	1,311	2,240	1,196	2,119	1,815
Reposessions	$21,262	$16,363	$11,657	$10,363	$10,215

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TNCC Reports $1.2 Million in Third Quarter Income

October 19, 2009

TENNESSEE COMMERCE BANCORP, INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	2009 Q3	2009 Q2	2009 Q1	2008 Q4	2008 Q3
Total Assets	$1,335,751	$1,339,539	$1,275,134	$1,218,084	$1,106,058
Total Net Loans	1,140,015	1,128,181	1,088,518	1,023,271	985,648
Total Deposits	1,202,285	1,203,681	1,095,307	1,069,143	988,664
Reserves/ Loans (%)	1.70%	1.65%	1.40%	1.30%	1.22%
Common Equity	63,163	61,141	68,472	72,200	67,352
Tangible Common Equity	63,163	61,141	68,472	72,200	67,352
Net Interest Income	11,424	10,451	9,840	9,819	9,274
Operating Revenue	12,777	8,890	9,867	12,685	9,372
Net Income (Loss) Available
to Common Shareholders	1,161	(6,901)	(2,660)	2,647	1,886
Diluted Earnings (Loss) Per Share	$0.25	$(1.46)	$(0.56)	$0.55	$0.39
ROAA	0.34%	-2.13%	-0.86%	0.91%	0.68%
ROAE	7.46%	-42.50%	-15.22%	13.86%	11.35%
Net Interest Margin	3.61%	3.45%	3.39%	3.48%	3.46%
Tangible Equity/ Total Assets	4.73%	4.56%	5.37%	5.93%	6.09%
Total Capital Ratio - Bank	10.68%	10.53%	10.61%	11.01%	10.18%
Total Capital Ratio - Corporation	10.59%	10.49%	11.40%	12.42%	9.86%

-END-